John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on December 3, 2012 and payable on December 31, 2012. No action is required on your part.

Distribution Period:	December 2012

Distribution Amount Per Common Share:	$0.3230

The following table sets forth the estimated sources of the current distribution, payable December 31, 2012, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($)[1]	Year to Date[1]

Net Investment Income	0.0517	16%	0.0517	16%
Net Realized Short
Term Capital Gains	0.0775	24%	0.0775	24%
Net Realized Long Term
Capital Gains	0.0775	24%	0.0775	24%
Return of Capital or
Other Capital Source	0.1163	36%	0.1163	36%

Total per common share	0.3230	100%	0.3230	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on November 30, 2012

2.13%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2012

7.27%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2012

1.02%

Cumulative fiscal year to date distribution rate expressed as a percentage of NAV as of November 30, 2012

1.82%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax

____________________________
1 The Fund’s current fiscal year began on November 1, 2012, and will end on December 31, 2012 due to a change in fiscal year end from October 31 to December 31.

regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared this distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the amended Plan, the Fund will make a quarterly distribution of an amount equal to $0.3230 per share, based upon an annual distribution rate of 7.25% of the Fund’s net asset value (“NAV”) of $17.82 on July 31, 2012 (representing a quarterly distribution rate of 1.8125% of the Fund’s July 31, 2012 NAV). The amount will be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Funds Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on March 1, 2013 and payable on March 28, 2013. No action is required on your part.

Distribution Period:	March 2013

Distribution Amount Per Common Share:	$0.3230

The following table sets forth the estimated sources of the current distribution, payable March 28, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($)[1]	Year to Date[1]

Net Investment Income	0.0291	9%	0.0291	9%
Net Realized Short
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long Term
Capital Gains	0.0646	20%	0.0646	20%
Return of Capital or
Other Capital Source	0.2293	71%	0.2293	71%

Total per common share	0.3230	100%	0.3230	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on February 28, 2013

5.17%

Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2013

7.00%

Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2013

5.25%

Cumulative fiscal year to date distribution rate expressed as a percentage of NAV as of February 28, 2013

1.75%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax

____________________________
1 The Fund’s current fiscal year began on January 1, 2013, and will end on December 31, 2013.

regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared this distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the amended Plan, the Fund will make a quarterly distribution of an amount equal to $0.3230 per share, based upon an annual distribution rate of 7.25% of the Fund’s net asset value (“NAV”) of $17.82 on July 31, 2012 (representing a quarterly distribution rate of 1.8125% of the Fund’s July 31, 2012 NAV). The amount will be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Funds Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on June 3, 2013 and payable on June 28, 2013. No action is required on your part.

Distribution Period:	June 2013

Distribution Amount Per Common Share:	$0.3230

The following table sets forth the estimated sources of the current distribution, payable June 28, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

				% Breakdown
				of the Total
			Total Cumulative	Cumulative
		% Breakdown	Distributions for	Distributions
	Current	of the Current	the Fiscal Year to	for the Fiscal
Source	Distribution ($)	Distribution	Date ($)[1]	Year to Date[1]

Net Investment Income	0.0402	12%	0.0688	11%
Net Realized Short
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long Term
Capital Gains	0.0000	0%	0.0000	0%
Return of Capital or
Other Capital Source	0.2828	88%	0.5772	89%

Total per common share	0.3230	100%	0.6460	100%

Average annual total return (in relation to NAV) for the period commencing on May 26, 2011 and ending on May 31, 2013

6.99%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2013

6.80%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2013

10.35%

Cumulative fiscal year to date distribution rate expressed as a percentage of NAV as of May 31, 2013

3.40%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

____________________________
1 The Fund’s current fiscal year began on January 1, 2013, and will end on December 31, 2013.

The Fund has declared this distribution pursuant to the Fund’s managed distribution plan (the “Plan”). Under the amended Plan, the Fund will make a quarterly distribution of an amount equal to $0.3230 per share, based upon an annual distribution rate of 7.25% of the Fund’s net asset value (“NAV”) of $17.82 on July 31, 2012 (representing a quarterly distribution rate of 1.8125% of the Fund’s July 31, 2012 NAV). The amount will be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Funds Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.